Confirmation Letter

AMC Corporation (hereinafter referred to as **"AMC"**) and our company entered into the **"Store Usage Authorization Agreement"** on **October 21, 2021** (see attached, hereinafter referred to as the **"Signed Agreement"**).

Our company hereby confirms that, as of the date of issuance of this confirmation letter, our company is legally registered and the rightful owner of all rights and interests (including but not limited to **ownership, trademark rights, usage rights, and operational rights**) related to its **self-operated stores on the Amazon and AliExpress platforms** (hereinafter referred to as the **"Self-Operated Stores"**).

Our company further confirms the following:

1. **Within the term and scope of authorization stipulated in the Signed Agreement**, our company has transferred the **usage rights, operational rights, and corresponding risks** of the Self-Operated Stores to AMC. **AMC accepts the transfer of such rights and risks** and agrees to operate and manage the stores in compliance with applicable laws and regulations as well as the terms of the Signed Agreement.

2. **AMC assumes full legal responsibility and economic risks** associated with the operation of the Self-Operated Stores **during the term and within the scope of authorization** stipulated in the Signed Agreement. However, AMC does **not** assume any debts or liabilities incurred by our company **prior to the execution of the Signed Agreement**.

3. **During the term and within the scope of authorization stipulated in the Signed Agreement**, our company will **not unilaterally terminate AMC's store usage rights without just cause**, nor will it **reauthorize the Self-Operated Stores to any third party other than AMC**.

As of the date of issuance of this confirmation letter, both our company and AMC **have been fulfilling the Signed Agreement as agreed**, and **there are no breaches of contract, no concluded, ongoing, or potential disputes, lawsuits, or any other form of conflicts** between the parties.

Hereby confirmed.

Kunshan Yishijun Technology Ltd. (Limited)

July, 2024